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                                                                   EXHIBIT 10.19

                              EMPLOYMENT AGREEMENT

         This agreement ("Agreement") is made effective as of the 6th day of September, 1996 ("Effective Date"), by and among Synthetic Industries,
Inc. (the "Corporation") and JOHN MICHAEL LONG.

                                  WITNESSETH:

         WHEREAS, the Corporation has, since SEPTEMBER 3, 1991 employed Executive as V.P. GEN. MGR. TECHNICAL TEXTILES GROUP and

         WHEREAS, both the Corporation and Executive (the "Parties") desire to state certain terms and conditions of Executive's employment;

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Parties agree as follows:

         1.   Employment.

              The Corporation agrees to continue to employ Executive and Executive agrees to continue to serve the Corporation upon the terms and conditions hereinafter set forth.

         2.   Term.

              Except as otherwise provided in Section 7 below, the term of employment under this Agreement shall continue from the Effective Date for a period that ends on the date that is the third anniversary of the Effective Date.

         3.   Duties and Extent of Services.

              During the term set forth in Section 2, above, the Corporation shall employ Executive and Executive shall serve the

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Corporation as V.P. GEN. MGR. TECHNICAL TEXTILES GROUP of the Corporation.
During the period of his employment Executive shall devote his full business time and attention to the business and affairs of the Corporation.

         4.      Compensation.

                 (a) Basic Salary. During the term set forth in Section 2, above, the Corporation shall pay Executive a base salary of ONE HUNDRED FORTY-THREE THOUSAND FOUR HUNDRED THIRTY-FOUR DOLLARS per annum, payable in accordance with the Corporation's standard payroll practices, as follows:
$143,434.00, per annum for the period from the Effective Date through September 30, 1996 and $152,040.00, per annum thereafter.

                 (b) Annual Incentive. During the term set forth in Section 2, above, Executive shall be eligible to participate in the Executive Incentive Plan, or in such successor plan as may be adopted for the provision of annual incentive compensation for senior executive (the "Annual Incentive Plan"). Executive shall be entitled to an incentive payment applicable under the Annual Incentive Plan if the Corporation meets its business plan for the year ("Making Plan").

                 (c) Stock Options. Executive shall have such rights to stock options under either the Synthetic Industries, Inc. 1994 Stock Option Plan, the Synthetic Industries, Inc. 1996 Stock Option Plan, or any successor stock option plan, or any combination of such plans (collectively the "Option Plan") as shall be set forth in any applicable stock option agreement.

         5.      Benefits.

                 During the term set forth in Section 2, above, and otherwise as provided in this Agreement, Executive shall be





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eligible to participate in all group life insurance, health insurance, disability insurance, survivor income insurance and similar programs maintained by the Corporation and covering executive employees. Participation in any retirement plans maintained by the Corporation shall be as determined under the provisions of such plans.

         6.      Reimbursement for Expenses.

                 The Corporation shall reimburse Executive for all reasonable business expenses incurred by him on behalf of the Corporation in the performance of his duties hereunder, provided Executive shall account therefore in accordance with the Corporation's business expense policies and procedures.

         7.      Termination.

                 Executive's employment may be terminated prior to the end of the term described in Section 2 only as provided in this Section 7

                 (a) Termination for Disability. If the Executive becomes unable to substantially perform his duties due to permanent physical or mental disability, as determined by a physician agreed upon by the Corporation and the Executive, his employment pursuant to this Agreement shall terminate. In the event Executive's employment is terminated on account of disability under this
Section 7(a), Executive's rights of compensation and benefits shall be as follows:

                          (i)     Executive (or in the event of his death, his
estate) shall be paid his basic salary at the rate in effect on the date of termination of employment until the earlier of (A) the date six months following termination of employment, or (B) the date of commencement of long term disability payments under





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the Corporation's long term disability plan as then in effect.

                          (ii)    Executive shall be entitled to any unpaid
amount previously fully accrued under the Annual Incentive Plan.

                          (iii)   Executive's rights with respect to stock
options, if any, shall be determined under the Option Plan and any applicable stock option agreement.

                          (iv)    Executive shall be entitled to participate in
any and all benefit programs described in Section 5, above, during the period Executive is continuing to receive salary pursuant to Clause (i), above.

                 (b) Termination on Executive's Death. In the event of termination of employment by reason of death of Executive, payment of compensation and benefits shall be as set forth below. Payment shall be made to the executor or administrator of executive's estate, or, in the case of a payment made under a written plan, to the person or persons who have been designated pursuant to the terms of the plan to receive such payments.





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                          (i)     Executive's basic salary at the rate in
effect on the date of Executive's death shall be paid for a period of six months. Such salary may, in the Corporation's discretion, be paid in lump-sum promptly following date of Executive's death.

                          (ii)    Executive shall be entitled to any unpaid
amount previously fully accrued under the Annual Incentive Plan. In addition, Executive shall be entitled to an incentive payment, in lieu of an incentive payment under the Annual Incentive Plan for the plan year in which his employment terminates, in an amount equal to the payment otherwise determined under the Annual Incentive Plan, as if the Executive were employed by the Corporation to the end of the year of his termination, multiplied by a fraction the numerator of which is the number of weeks Executive was employed during such year, and the denominator of which is 52.

                          (iii)   Executive's rights with respect to stock
options, if any, shall be determined under the Option Plan and any applicable stock option agreement.

                          (iv)    Executive's rights under the benefit programs
described in Section 5, above, including the rights of Executive's dependents to participate in such programs, if any, shall be as determined under such programs.

                 (c) Termination for Cause. The Corporation shall have the right to terminate Executive's employment for "Cause". In the event Executive's employment is terminated for Cause, Executive's rights to compensation and benefits shall be as follows:

                          (i)  Executive shall be paid his basic salary





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accrued through the date of termination of employment.

                          (ii) Executive's rights with respect to stock
options, if any, shall be determined under the Option Plan and any applicable stock option agreement.

                          (iii)Executive's rights to participate in benefit
programs described in Section 5, above, if any, shall be as determined under such programs.

         For purposes of this Subsection, "Cause" shall mean (1) Executive's fraud, felonious conduct, dishonesty or willful misconduct in the performance of his duties hereunder; provided, however, bona fide disagreements or disputes as to expense reimbursements shall not be deemed fraud or felonious conduct; (2) willful neglect, failure or refusal of the Executive to carry out his duties hereunder, which results in harm to the business, reputation, prospects or financial condition of the Corporation; or (3) Executive's material breach of any provision of this Employment Agreement.

         Termination on account of disability, as provided in Section 7(a), above, shall not be considered a termination for Cause under this Section 7(c).

                 (d) Termination Without Cause.

                          (1)  The Corporation shall have the right to
terminate Executive's employment without Cause as defined in Section 7(c), above. In the event of a termination by the Corporation without Cause, other than (A) following a Change in Control, as defined in Section 7(e), below, or
(B) as described in Subsection (2) below, Executive's rights to compensation and benefits shall be as follows:

                          (i)  Executive shall be paid his basic salary at





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the rate in effect on the date of termination of employment for the remainder of the contract term.

                          (ii) Executive shall be entitled to any unpaid amount
previously fully accrued under the Annual Incentive Plan. In addition, Executive shall be entitled to an incentive payment, in lieu of an incentive payment under the Annual Incentive Plan for the plan year in which his employment terminates, in an amount equal to the payment otherwise determined under the Annual Incentive Plan, as if the Executive were employed by the Corporation to the end of the year of his termination, multiplied by a fraction the numerator of which is the number of weeks Executive was employed during such year, and the denominator of which is 52. In addition, in lieu of future payments under the Annual Incentive Plan, Executive shall be entitled to a payment that equals the average of the incentive payments received by Executive (or fully accrued by him) under the Annual Incentive Plan for the three full plan years immediately preceding his termination of employment.

                          (iii)Executive's rights with respect to stock
options, if any, shall be determined under the Option Plan and any applicable stock option agreement.

                          (iv) Termination on account of disability, as
provided in Section 7(a), above, shall not be considered a termination without Cause under this Section 7(d).

                          (2)  If Executive's employment is terminated by the
Corporation without Cause, as defined in Subsection (c) above, prior to the occurrence of a Change in Control of the Corporation (as defined below), and if it can be shown that Executive's termination (i) was at the direction or request of a





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third party that had taken steps reasonably calculated to effect the Change in
Control of the Corporation thereafter, or (ii) otherwise occurred in connection with, or in anticipation of, the Change in Control of the Corporation, then Executive shall have the rights described in Section 7(e) below, as if a Change in Control of the Corporation had occurred on the date immediately preceding such termination.

                 (e)      Termination Following a Change in Control.

                 (1)      Definitions.

                 (A) "Act" means the Securities Exchange Act of 1934, as amended.

                 (B) "Affiliate of any specified persons" means any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with such specified person. For the purposes of this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 (C)      "Annual Compensation" means the sum of:

                          (i)  Executive"s annual salary at the rate in effect
on the date of a termination of employment (or, in the event of a termination for Good Reason below, the annual salary as in effect immediately before the actions giving rise to Good Reason); plus

                          (ii) the greatest of the incentive payments under the
Annual Incentive Plan either paid or accrued in either the





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Year of the Change in Control or the immediately preceding Year.

                 (D) "Base Amount" means an amount equal to Executive's Annualized Includable Compensation for the Base Period as defined in Section 280G(d)(1) and (2) of the Code (as hereinafter defined).

                 (E) "Change in Control" of the Corporation means a Change in Control of a nature that would be required to be reported in response to
Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Act or any successor thereto, provided that without limiting the foregoing, a Change in Control of the Corporation also shall be deemed to have occurred if:

                          (i)  any "person" (as defined under Section 3(a)(9)
of the Act) or "group" of persons (as provided under Rule 13d-3 of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 or otherwise under the Act), directly or indirectly (including as provided in Rule 13d-3(d)(1) of the Act), of capital stock of the Corporation the holders of which are entitled to vote for the election of directors ("voting stock") representing that percentage of the Corporation's then outstanding voting stock (giving effect to the deemed ownership of securities by such person or group, as provided in Rule 13d-3(d)(1) of the Act, but not giving effect to any such deemed ownership of securities by another person or group) equal to or greater than thirty-five percent (35%) of all such voting stock;

                          (ii) individuals who constitute the Board on the date
hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof. Any person becoming a director subsequent to such date whose election, or nomination for election, is, at any time, approved by a vote of at least a





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majority of the directors comprising the Incumbent Board shall be considered as though he were a member of the Incumbent Board;

                          (iii) the Corporation combines with another person or
entity, whether through a merger, asset sale, reorganization or otherwise, and
(a) any person or group of persons holds at any time after such combination, voting stock equal to or greater than thirty-five percent (35%) determined by reference to the voting securities of the surviving entity, or (b) the Corporation's directors, as of the date immediately before such combination, constitute less than a majority of the Board of Directors of the combined entity.

                 (F) "Code" means the Internal Revenue Code of 1986, including any amendments thereto.

                 (G)      "Good Reason" means:

                          (i)   any breach of this Agreement by the Corporation,
including without limitation (a) any reduction during the employment period in the amount of Executive's base salary or aggregate benefits as in effect from time to time, (b) failure to provide Executive with the same fringe benefits that were provided to Executive immediately prior to a Change in Control of the Corporation, or with a package of fringe benefits (including paid vacations) that, though one or more of such benefits may vary from those in effect immediately prior to such a Change in Control, is substantially comparable in all material respects to such fringe benefits taken as a whole, or (c) any other breach by the Corporation of its obligations to pay compensation under this Agreement;

                          (ii)  without Executive's express written consent, the
assignment to Executive of any duties which are materially





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inconsistent with Executive's positions, duties, responsibilities and status immediately prior to the Change in Control of the Corporation, a material change in Executive's reporting responsibilities, titles or offices as an employee and as in effect immediately prior to the Change in Control, or a significant reduction in Executive's title, duties or responsibilities, or in the level of his support services;

                          (iii) the relocation of Executive's principal place of
employment, without Executive's written consent, to a location outside the same metropolitan area in which Executive was employed at the time of such Change in Control, or the imposition of any requirement that Executive spend more than 90 business days per year at a location other than such principal place of employment;

                          (iv)  any purported termination of Executive's
employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements defined below;

                          Upon the occurrence of any of the events described in
(i), (ii), (iii), or (iv) above, Executive shall give the Corporation written notice that such event constitutes Good Reason, and the Corporation shall thereafter have 30 days in which to cure. If the Corporation has not cured in that time, the event shall constitute Good Reason.

                 (H) "Notice of Termination" means a notice which shall indicate the specific termination provision relied upon in this Agreement and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.





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                 (I)      "Person or  Group" means a "person" or "group", as
defined in the definition of "Change in Control" above.

                 (J) "Year" means a calendar year unless otherwise specifically provided.

                 (2) Payments for Termination Following Change in Control. If, following a Change in Control, Executive's employment with the Corporation is terminated by the Corporation other than for Cause, or by Executive for Good Reason, then:

                 (A) Executive shall be entitled to all compensation and benefits accrued through the date of termination of employment;

                 (B) Executive shall receive from the Corporation, no less than ten days following termination of his employment, a lump sum payment (the "Termination Payment") equal to two times Executive's Annual Compensation;

                 (C) Executive shall be entitled to any unpaid amount previously fully accrued under the Annual Incentive Plan. In addition, in lieu of future payments under the Annual Incentive Plan, Executive shall be entitled to a payment that equals the average of the incentive payments received by Executive (or fully accrued by him) under the Annual Incentive Plan for the three plan years immediately preceding his termination of employment.

                 (D) Executive's rights, if any, to supplemental pension shall be fully vested; and

                 (E) Executive shall continue to be covered at the expense of the Corporation by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for Executive immediately prior to termination of his employment, until the earlier of (i) 18 months following





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termination of employment, or (ii) the date Executive has commenced new employment and has thereby become eligible for comparable benefits.

                 (3) Vesting of Options upon Change in Control. In the event of a Change in Control, whether or not Executive's employment continues with the Corporation, all options under the Option Plan shall immediately vest on the date of the Change in Control.

                 (4)      Certain Supplemental Payments by the Corporation.

                 (A) In the event Executive's employment is terminated pursuant to this Subsection, and if in connection therewith it is determined that (i) part or all of the compensation and benefits to be paid to Executive constitute "parachute payments" under Section 280G of the Code, and (ii) the payment thereof will cause Executive to incur excise tax under Section 4999 of the Code, the Corporation, on or before the date for payment of such excise tax, shall pay Executive, in lump sum, an amount (the "Gross-Up Amount") such that, after payment of all federal, state and local income tax and any additional excise tax under Section 4999 of the Code in respect of the Gross-Up Amount payment, Executive will be fully reimbursed for the amount of such excise tax.

                 (B) The determination of the Parachute Amount, the Base Amount and the Gross-Up Amount, as well as any other calculations necessary to implement this Subsection shall be made by a nationally recognized accounting or benefits consulting firm ("Consultant") selected by Executive and reasonably satisfactory to the Corporation and which has not performed services, other than minor indirect or incidental services, for either the Corporation or Executive for three years prior to the date the





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Consultant is retained for this purpose.  The Consultant's fee shall be paid by the Corporation.

                 (C) As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

                 (D) Notwithstanding anything herein to the contrary, in the event that any payment received or to be received by Executive in connection with a Change in Control of the Corporation or the termination of Executive's employment (whether payable pursuant to the terms of this Agreement or any other plan, arrangement or agreement) (all such payment being referred to in the aggregate as "Total Payment") would not be deductible (in whole or in part) as a result of Section 280G of the Code, the payments otherwise due to Executive pursuant to Section 7(e)(2) above ("Severance Payments") shall be reduced until no portion of the Total Payments is not deductible as a result of
Section 280G of the Code, or the Severance Payments are reduced to zero. For purposes of this limitation (i) no portion of the Total Payments, the receipt or enjoyment of which Executive shall have effectively waived in writing prior to the date of payment of the Severance Payments, shall be taken into account,
(ii) no portion of the Total Payments shall be taken into account which, in the opinion of tax counsel selected by the Corporation's independent auditors and reasonably acceptable to Executive ("Tax Counsel"), does not constitute a "parachute payment" within the





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meaning of Section 280G (b)(2) of the Code shall be taken into account, (iii)
the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G (b)(4) of the Code, in the opinion of Tax Counsel, and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Corporation's independent auditors in accordance with the principles of Sections 280G (d)(3) and (4) of the Code.

                 (5) Expenses and Interest. If, after a Change in Control of the Corporation, a good faith dispute arises with respect to the enforcement of the Executive's rights under this Agreement, or if any legal or arbitration proceeding shall be brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, Executive shall recover from the Corporation any reasonable attorney's fees and necessary costs and disbursements incurred as a result of such dispute, and prejudgment interest on any money judgment or arbitration award obtained by Executive calculated at the legal rate of interest from the date that payments to him should have been made under this Agreement.

                 (f) Voluntary Termination. Executive may terminate his employment voluntarily at any time. In the event Executive terminates his employment voluntarily, other than for Good Reason following a Change in Control as provided in Section 7(e), above, Executive's rights to compensation and benefits shall be as follows:





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                          (i)   Executive shall be paid salary accrued through
the date of termination of employment.

                          (ii)  Executive's rights to annual incentive, if any,
shall be as determined under the Annual Incentive Plan.

                          (iii) Executive's rights with respect to stock
options, if any, shall be determined under the Option Plan and any applicable stock option agreement.

                          (iv)  Executive's rights to participate in any and all
benefit programs described in Section 5, above, if any, shall be as determined under such programs.

         8.      Payment Obligations Absolute.

                 The Corporation's obligation to pay the Executive the compensation and to make the arrangements provided herein shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any setoff, counterclaim, recoupment, defense or other right which the Corporation may have against him or anyone else. All amounts payable by the Corporation hereunder shall be paid without notice or demand. Each and every payment made hereunder by the Corporation shall be final and the Corporation will not seek to recover all or any part of such payment from the Executive or from whomsoever may be entitled thereto, for any reason whatever provided that if the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or misdemeanor involving acts or omissions of the Executive in connection with his employment by the Corporation, the Corporation shall be allowed to recover any actual damages it has incurred from such action or omission out of amounts paid or owing him hereunder.

         9.      Further Obligations of Executive.





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                 During and following Executive's employment by the
Corporation, Executive shall hold in confidence and not directly or indirectly disclose or use or copy or make lists of any confidential information or proprietary data of the Corporation, except to the extent authorized by the Board of Directors of the Corporation or required by any court or administrative agency, other than to an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of duties as an executive of the Corporation. Confidential information shall not include any information known generally to the public or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that of the Corporation. All records, files, documents and materials or copies thereof, relating to the Corporation's business which the Executive shall prepare, or use, or come into contact with, shall be and remain the sole property of the Corporation and shall be promptly returned to the Corporation upon termination of employment with the Corporation.

         10.     Arbitration.

                 Any controversy or claim arising under, out of or relating to this Agreement, or the breach thereof, shall be determined and settled by arbitration at the American Arbitration Association in Atlanta, Georgia, in accordance with the rules of procedure of the Association. Any award rendered shall be final and binding on the parties hereto, and judgment may be entered in any court having jurisdiction thereof.

         11.     Withholding.

                 Payments required to be made by the Corporation to





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Executive, his spouse, his estate or beneficiaries, will be subject to withholding of such amounts relating to taxes as the Corporation may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Corporation may, in its sole discretion, accept other provision for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

         12.     Assignability; Binding Nature.

                 This Agreement is binding upon, and will inure to the benefit of, the parties and their respective successors, heirs, administrators, executors and assigns. No rights or obligations of Executive hereunder may be assigned or transferred by Executive except that (a) rights to compensation and benefits hereunder, which rights will remain subject to the limitations hereunder, may be transferred by will or operation of law, and (b) rights under employee benefit plans or programs described in Section 5, above, may be assigned or transferred in accordance with such plans, programs or regular practices thereunder. No rights or obligations of the Corporation under this Agreement may be assigned or transferred except that rights or obligations may be assigned or transferred by operation of law in the event of a merger or consolidation in which the Corporation is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Corporation, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Corporation and such assignee or transferee assumes the liabilities, obligations and





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duties of the Corporation, as contained in this Agreement, either contractually or as a matter of law.

         13.     Entire Agreement.

                 This Agreement supersedes any prior agreements and, together with such plans and programs as are specifically referred to herein, contains the entire agreement between the parties concerning the subject matter hereof.

         14.     Amendments and Waivers.

                 This Agreement may not be modified or amended, except by a writing signed by both parties. A party may waive compliance by the other party with any term or provision of this Agreement, or any part thereof, provided that the term or provision, or part thereof, is for the benefit of the waiving party. Any waiver will be limited to the facts or circumstances giving rise to the non-compliance and will not be deemed either a general waiver or modification with respect to the term or provision, or part thereof, being waived, or as to any other term or provision of this Agreement, nor will it be deemed a waiver of compliance with respect to any other facts or circumstances then or thereafter occurring.

         15.     Notices.

                 Any notice given hereunder will be in writing and will be deemed given when delivered personally or by courier, or five days after being mailed, certified or registered mail, duly addressed to the party concerned at the address indicated below or at such other address as such party may subsequently provide, in accordance with the notice and delivery provisions of this Section:

                 To the Corporation:            Attn. Corporate Secretary





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                                           Synthetic Industries, Inc.
                                           309 Lafayette Road
                                           Chickamauga, GA  30707

                 To Executive:
                                           -------------------------------

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         16.     Severability.

                 In the event that any provision or portion of this Agreement will be determined to be invalid or unenforceable for any reason the remaining provisions or portions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

         17.     Survivorship.

                 The respective rights and obligations of the parties hereunder will survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         18.     References.

                 In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive will be deemed, where appropriate, to refer to his legal representative or, where appropriate, to his beneficiary or beneficiaries.

         19.     Headings.

                 The headings of paragraphs contained in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any provision of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                      SYNTHETIC INDUSTRIES, INC.

----------------------------
John Michael Long
                                      By:
                                           --------------------------------
                                      Title:
                                              -----------------------------





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